Exhibit 16

November 9, 2023

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have read the disclosures to be made by Cannabis Bioscience International Holdings, Inc. in the section of Amendment No. 6 to its the Registration Statement on Form S-1 (Registration No. 333-26703) captioned “Changes in Independent Registered Public Accounting Firm” and are in agreement with the statements contained therein in response to Item 304(a) of Regulation S-K.

Very truly yours,

/s/ PWR CPA, LLP

PWR CPA, LLP

Houston, TX